MARKETING PARTNERSHIP AGREEMENT


         This Partnership Agreement ("Agreement") is made and entered into as of this 23rd day of September, 1997, by and among Coastal Gas Marketing DirectLink Corp., a Delaware corporation ("ANR Participant"), MGS Marketing Corp., a Delaware corporation ("MidCon Participant"), Niagara Independence Marketing Company, a Delaware corporation ("NF Participant") and Williams Independence Marketing Company a Delaware corporation ("Transco Participant") (herein referred to collectively as the "Participants" and individually as a "Participant").

         WHEREAS, ANR Participant's Affiliate, ANR Independence Pipeline Company ("ANRIP") and Transco Participant's Affiliate, Transco Independence Pipeline Company ("TIP"), have formed a general partnership known as Independence Pipeline Company pursuant to a General Partnership Agreement dated September 23, 1997("Partnership Agreement") (for all purposes of this Agreement, capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Partnership Agreement);

         WHEREAS, ANRIP, TIP and Seneca Independence Pipeline Company ("SIP") have negotiated a Partnership Interest Purchase and Sale Agreement ("SIP Agreement"), and ANRIP, TIP and NGPL Independence Pipeline Company ("NGPLIP") are involved in negotiations which, if successfully concluded, would lead to the implementation of a Partnership Interest Purchase and Sale Agreement ("NGPLIP Agreement") pursuant to which SIP, an Affiliate of NF Participant, and NGPLIP, an Affiliate of MidCon Participant, would become Partners in the Partnership pursuant to the terms and conditions of, and upon satisfaction of the conditions precedent set forth in, the SIP Agreement and the NGPLIP Agreement, respectively;

         WHEREAS, the Participants have had discussions regarding the formation of a partnership to buy and sell gas on, and to be a firm shipper on, the Facilities and the SupplyLink Expansion Project ("SupplyLink ") of ANR Pipeline Company ("ANR") and such other expansion projects and/or other available capacity as the Participants may mutually agree to include ("Other Projects"); and

         WHEREAS, the Participants desire to form such partnership pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and intending to be bound, the Participants hereby agree as follows:

                                    ARTICLE I

                   BUSINESS ORGANIZATION/OWNERSHIP/MANAGEMENT

         1.1 Formation of General Partnership.  The Participants hereby create a
             --------------------------------
general partnership pursuant to the partnership law of the State of Delaware effective as of the date of execution of this Agreement, which shall be the date first above written. The name of the partnership shall be DIRECTLINK GAS MARKETING COMPANY ("Marketing Partnership"). The purpose of the Marketing Partnership shall be to buy and sell gas on, and to be a firm shipper on, the Facilities, the SupplyLink and/or the Other Projects and to conduct such other business activities as may be necessary or incidental in connection therewith. The principal offices of the Marketing Partnership shall be at 9 Greenway Plaza, 22nd Floor, Houston, Texas 77046. The term of the Marketing Partnership shall be twenty five years or such other period to which the Participants shall agree.

         1.2  Ownership  Interests.  Subject  to the  other  provisions  of this
              --------------------
Article 1, the Participants will each have a twenty-five percent (25%) ownership interest in the Marketing Partnership. Each of the Participants has (i) the right to participate in the management and conduct the business of the Marketing Partnership in proportion to its ownership interest in the Marketing Partnership, (ii) the right to share in all items of the Marketing Partnership's income, gain, loss deduction or credits and in all cash or other distributions in proportion to its respective ownership interest, and (iii) the obligation to contribute the funds necessary to carry out the purpose for which the Marketing Partnership was formed in proportion to its respective ownership interest. All matters to be decided by the Participants or the Management Committee of the Marketing Partnership shall be decided by a unanimous vote of the Participants, or their representatives on such Management Committee unless otherwise agreed.

         1.3 Additional  Participants.  Unless the Participants otherwise agree,
             ------------------------
if a new party is admitted as an Additional Partner in the Partnership, then each of the Participants shall convey (at the value of the appropriate proportion of the Participants' capital accounts or such other compensation as the Participants shall agree) a pro rata portion of its ownership interest in the Marketing Partnership to such of its Affiliates as the Additional Partner shall designate so that the Additional Partner's Affiliate will have the same ownership interest in the Marketing Partnership as the Additional Partner has in the Partnership.

         1.4 Transfer of Interests.  Unless the Participants otherwise agree, if
             ---------------------
a Partner transfers all or part of its Percentage Interest in the Partnership pursuant to Sections 11.1.2 and 11.1.3 of the Partnership Agreement, the Participant which is an Affiliate of such transferring Partner shall be required to transfer to such Affiliate designated by the Person to whom the Percentage Interest in the Partnership is transferred an equivalent ownership interest in the Marketing Partnership. The transfer of a Participant's ownership interest in the Marketing Partnership shall be on the same terms and conditions as the offer for the purchase of the interest in the Marketing Partnership made by the Offeror in the case of a transfer under Section 11.1.2 of the Partnership Agreement or equal to the amount of such Participant's capital account in the Marketing Partnership at the time of transfer in the case of a transfer under Section 11.1.3 of the Partnership Agreement. Except as otherwise provided herein, no Participant shall be allowed to transfer all or any portion of its ownership interest in the Marketing Partnership.

       1.5      Withdrawal.
                ----------

       (a) If, in the case of MidCon Participant, the NGPLIP Agreement is not signed by October 15, 1997, or if either NGPLIP or SIP does not close their respective purchase of a Percentage Interest in the Partnership pursuant to the NGPLIP Agreement or the SIP Agreement, as the case may be, or if either MidCon Participant or NF Participant does not receive requisite Board or SEC approval(s), as the case may be, MidCon Participant or NF Participant shall withdraw from the Marketing Partnership. Upon such withdrawal, the MidCon Participant or NF Participant will be paid the positive balance of its capital account in the Marketing Partnership within sixty (60) days of such withdrawal.

       (b) Unless the Participants otherwise agree, if a Partner withdraws from the Partnership, the Affiliate of such Partner that is a Participant must withdraw from the Marketing Partnership and will only be entitled to a return of its capital account in the Marketing Partnership if its Affiliate is entitled to a return of its Capital Account in the Partnership which return shall be made at the same time its Affiliate's Capital Account is returned.

       (c) Except as provided in Sections 1.5(a) and 1.5(b) above, a Participant that withdraws from the Marketing Partnership shall not be entitled to any compensation, return of capital or other payment from the Marketing Partnership.

       (d) Any Participant that withdraws from the Marketing Partnership shall remain obligated for all liabilities attributable to its respective ownership interest accruing on or prior to the date of its withdrawal, excluding any such liabilities maturing after such withdrawal but originating from actions taken prior thereto including, without limitation, the Precedent Agreements referenced in Section 2.1 of this Agreement. Moreover, if a Participant that withdraws has a deficit balance in its capital account due to its failure to make a required capital contribution, such Participant shall contribute to the Marketing Partnership cash equal to the amount of such deficit balance within sixty (60) days after the date of withdrawal.

       (e) Effective on the date of a Participant's withdrawal, the ownership interest of the remaining Participants shall be increased pro rata so that the total of all ownership interests continues to be 100% after such withdrawal.

         1.6  Management  Committee.  The business of the Marketing  Partnership
              ---------------------
shall be managed by a management committee ("MP Management Committee") which shall have exclusive authority and full discretion with respect to management of the business of the Marketing Partnership, except that the Participants may create a separate operating company, or otherwise arrange to manage the various day-to-day activities of the Marketing Partnership, or as otherwise provided in the restated partnership agreement referred to below. The MP Management Committee shall consist of one representative designated by each of the Participants by written notice to the other Participants. Each representative shall have a vote equal to the ownership interest of the Participant he/she represents. No Participant shall have authority to act for, or to assume any obligation or responsibility on behalf of, the Marketing Partnership except as otherwise provided in Section 2.1 below or except with the prior approval of the MP Management Committee.

         1.7 Business Procedures. The procedures to be utilized by the Marketing
             -------------------
Partnership to buy and sell gas and to manage capacity will be established by the MP Management Committee.

         1.8 Capital  Accounts.  A capital account in the Marketing  Partnership
             -----------------
shall be maintained for each Participant in accordance with generally accepted accounting principles as practiced on a consistent basis in the United States at the time prevailing for companies engaged in a business similar to that of the Marketing Partnership.

         1.9 Representations and Warranties. Except as provided in Sections 1.11
             ------------------------------
and 1.12 below, each Participant hereby represents and warrants that the execution and delivery of this Agreement, the formation or continuation of the Marketing Partnership, as the case may be, and the performance of its obligations hereunder will not contravene or conflict with any provision of law applicable to or of the charter or bylaws of such Participant, or contravene, conflict with or constitute a default under any indenture, mortgage, instrument or other agreement of such Participant or any order, rule or regulation of any court, commission or governmental agency applicable to such Participant. Each Participant further represents, warrants and covenants that (a) it is, and for as long as it is a Participant hereunder it will do or cause to be done all things reasonably necessary to continue to be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) it will not, without the prior consent of the MP Management Committee, (i) incur any indebtedness (direct or contingent) for borrowed money or through guarantees of third party obligations (except indebtedness incurred as a result of being a Participant) or (ii) acquire any assets or enter into or conduct any business or activity of any kind, except to the extent necessary or appropriate in connection with the performance by it of the terms of this Agreement or incidental to its status as a Participant, (c) this Agreement has been duly authorized, executed and delivered by such Participant and is its valid and binding agreement, enforceable in accordance with the terms hereof, except as such enforceability may be limited by applicable law, and (d) the Person that owns 100% of the capital stock of such Participant is listed in Appendix A and that such Person has, and at all times while such s:\ ...

Person owns such capital stock it will continue to have, material and substantial assets other than such capital stock.

         1.10 PUHCA.
              -----

          a. Each Participant other than NF Participant represents and warrants to each other Participant, and not otherwise, that it is neither (i) a "holding company" nor (ii) a "subsidiary company" or "affiliate" of a "holding company" other than a "holding company" that is exempt from all liabilities, obligations and duties imposed upon a "holding company" by the provisions of PUHCA and the rules and regulations promulgated thereunder (other than Section 9(a)(2) of PUHCA).

          b. No Participant shall make any transfer or take any other action which, at the time of such transfer or action, would cause the Marketing Partnership or any other Participant to be (or to be subject to any liability, duty or obligation of) a "holding company", "subsidiary company" or an "affiliate" of a "holding company," other than a "holding company" which is exempt from all liabilities, obligations and duties imposed upon a "holding company" by the provisions of PUHCA and the rules and regulations promulgated thereunder (other than Section 9(a)(2) of PUHCA).

          c. No Participant shall make any transfer or take any other action which, at the time of such transfer or action, would cause the Marketing Partnership or any Participant to be subject to regulation, or otherwise subject to any liability, duty or obligation under a Successor Statute.

          d. In the event that, due to a Participant's ownership of its ownership interest, another Participant or the Marketing Partnership (i) is subject to regulation under PUHCA or loses its exemption under Rule 16, or (ii) is subject to any liability, obligation or duty imposed by a Successor Statute, the Participant owning such ownership interest shall diligently and in good faith find another Person to whom its ownership interest may be transferred in accordance with the provisions of
                Section 1.4 of this Agreement, and subject to the prior unanimous approval of the MP Management Committee which shall not be unreasonably withheld.

          e. Each Participant represents and warrants to each other Participant, and not otherwise, that such Participant will not transfer any interest in the Marketing Partnership or take any other action, which transfer or action would cause fifty percent (50%) or more of the ownership interests in the Marketing

                Partnership to be held by Persons which are regulated "holding companies", or "subsidiaries" or "affiliates" of regulated "holding companies".

          f. For the purposes of this Section 1.10, (i) the terms "affiliate", "subsidiary", "subsidiary company", and "holding company" shall be defined as those respective terms are defined in PUHCA, and (ii) neither the actual nor the potential exercise by any Governmental Authority of any discovery device respecting any Person, nor any Person's amenability to such exercise shall constitute "regulation" of such Person under any Successor Statute or be deemed a "liability", "duty", or "obligation" of such Person, as the quoted words are used in this Section 1.10.

         1.11 Board Approvals.  MidCon Participant's  continued participation in
              ---------------
the Marketing Partnership is subject to receipt of approval from the Occidental Petroleum Corporation's Board of Directors authorizing such continued participation in the Marketing Partnership. MidCon Participant will take such actions as may be necessary to seek such requisite Board approval no later than November 30, 1997. The other Participants hereby acknowledge that (a) they have received no assurance that such approvals will be obtained, and (b) such approvals may be withheld for any reason. In the event MidCon Participant does not obtain such Board approval on or before November 30, 1997, MidCon Participant shall (i) provide written notification to the Participants by December 1, 1997 and (ii) withdraw from the Marketing Partnership pursuant to
Section 1.5.

         1.12 PUHCA Approvals.  NF Participant's  continued participation in the
              ---------------
Marketing Partnership is subject to receipt of the approvals and authorizations from the Securities and Exchange Commission pursuant to PUHCA which are necessary to enable NF Participant to continue to participate in the Marketing Partnership. NF Participant will file all material applications and other documents necessary or appropriate with respect to such SEC approvals and authorizations within ten (1 0) business days of its execution of this Agreement, and will exercise its best efforts to cause each relevant Affiliate of NF Participant to do likewise. NF Participant will take such further actions as may be appropriate and reasonably necessary to obtain such SEC approvals and authorizations on or before February 27, 1998, and will exercise its best efforts to cause each relevant Affiliate to do likewise. In the event NF Participant does not obtain such SEC approvals on or before such date, NF Participant shall (i) provide written notification to the Participants prior to February 27, 1998 and (ii) withdraw from the Marketing Partnership pursuant to
Section 1.5.

         1.13  Antitrust  and  Regulatory  Guidelines.   The  operation  of  the
               --------------------------------------
Marketing Partnership shall be executed in a manner consistent with antitrust guidelines which shall be adopted by the unanimous consent of the Participants, within 90 days of the date hereof, prior to the Marketing Partnership planning its strategies with regard to any of the transactions contemplated in Section
1.1 above or engaging in any such transactions, except for the commitments set forth in Section 2.1 of this Agreement. The Marketing

Partnership shall also comply with all applicable rules and regulations of any Governmental Authority having jurisdiction.

         1.14 Assignment to Affiliate.  Any Participant may assign its ownership
              -----------------------
interest in the Marketing Partnership to a financially responsible Affiliate without the prior written consent of the other Participants subject always to compliance with the terms of this Agreement.

                                   ARTICLE 11

                     COMMITMENTS FOR TRANSPORTATION CAPACITY

         2.1  Initial  Capacity  Commitments.  The  Marketing  Partnership  will
              ------------------------------
initially execute a Precedent Agreement in the form attached hereto as Appendix B with Independence Pipeline Company for 500,000 Dth per day of firm annual capacity and 62,500 Dth per day of winter capacity for a term of 10 years at the maximum tariff rate. The Marketing Partnership shall also execute a Precedent Agreement in the form attached hereto as Appendix C with ANR for 506,586 Dth per day of firm annual capacity on the SupplyLink from receipt point(s) at the interconnection of the SupplyLink with the facilities of Natural Gas Pipeline Company of America and the proposed facilities of Northern Border Pipeline Company and those of Alliance Pipeline LP in northeastern Illinois to a delivery point at the interconnection of the SupplyLink with the Facilities of the Partnership for a term of 1 0 years at a rate of $0.13 per Dth. The Marketing Partnership shall specify the volumes for each receipt point prior to execution of a Transportation Service Agreement with ANR. These Precedent Agreements will be executed by September 24, 1997. Donald H. Gullquist is hereby appointed as agent and attorney-in-fact of the Marketing Partnership and is hereby authorized to execute the Precedent Agreements and such other documents as are unanimously approved by the Participants on behalf of the Marketing Partnership.

         2.2 SIP's Capacity.  The Marketing  Partnership will not be responsible
             --------------
for marketing SIP's Affiliate's individual capacity subscription pursuant to the SIP Agreement if SIP withdraws from the Partnership.

         2.3 Capacity on Other Projects. The Marketing Partnership will evaluate
             --------------------------
committing to capacity on Other Projects including, but not limited to Transco's MarketLink Expansion Project and will notify Transco of its decision with respect to the MarketLink no later than thirty (30) days after the date hereof.

                                   ARTICLE III

                                  EXPENDITURES

         3.1  Costs.  All  third  party  costs  and  expenses  of the  Marketing
              -----
Partnership will be shared by the Participants in proportion to their ownership interests. Sharing of other costs and expenses shall be as determined by the MP Management Committee.

         3.2 Limit on  Expenditures.  Between the date of this Agreement and the
             ----------------------
date that the restated partnership  agreement is executed as provided in Section
4.1. below, each Participant will obtain consent (written or oral) from each other Participant prior to incurring any single expense greater than $10,000 or total expenditures greater than $25,000 in furtherance of the Marketing Partnership.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Partnership  Agreement.  The Participants shall proceed immediately
             ----------------------
and in good faith to negotiate the terms and conditions of a restated partnership agreement which will include all of the terms and conditions of this Agreement and terms and conditions substantially similar to those contained in Sections 5.2 through 5.6, Sections 6 through 8, Section 9.1.1, Section 9.2,
Sections 9.6 through 9.8, Sections 10 through 14 (except for Sections 1 1. 1.2 and 1 1. 1.3) of the Partnership Agreement, and no Participant shall be required to agree to any other terms and conditions. The restated partnership agreement shall be executed by the Participants within ninety (90) days of the date hereof.

         4.2 Entire  Agreement.  From and after the date hereof,  this Agreement
             -----------------
reflects the whole and entire agreement among the Participants and supersedes all prior agreements among the Participants related to the subject matter hereof.

         4.3 Notice. If any Participant receives a notice to or on behalf of the
             ------
Marketing Partnership, such Participant shall immediately transmit such notice to all Participants. Any notice or other communication shall be in writing and may be sent by (a) personal delivery (including delivery by a courier service),
(b) registered or certified mail, postage prepaid, addressed to each of the Participants at the addresses set forth below or (c) facsimile transmission to the following telephone numbers:

Coastal Gas Marketing DirectLink Corp.
9 Greenway Plaza, 22nd Floor
Houston, Texas 77046
Attention: President
Telephone: (713) 877-7800
Fax: (713) 877-7512

MGS Marketing Corp.
3200 Southwest Freeway
Houston, Texas 77027
Attention: Executive Vice President
Telephone: (713) 963-5633
Fax: (713) 964-5868

Niagara Independence Marketing Company
1201 Louisiana Street, Suite 400
Houston, Texas 77002
Attention: President
Telephone: (713) 654-2671
Fax: (713) 654-2656

Williams Independence Marketing Company
One Williams Center
Tulsa, Oklahoma 74172
Attention: President
Telephone: (918) 588-3770
Fax:

         Notices shall be deemed given upon receipt, and a notice to all Participants or multiple Participants shall be deemed given when received by the last Participant to receive same. Any Participant may change its address or facsimile number for notices by providing notice of any such change to each of the other Participants.

         4.4 Governing Law. This Agreement  shall be governed by and interpreted
             -------------
in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. In the event that any provision of this Agreement shall be deemed to conflict with any provision of the partnership law of the State of Delaware the provisions of such law shall, to the extent required by such law, be controlling.

         4.5 Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.6 No Waiver. No waiver by any Participant of any default by any other
             ---------
Participant in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner release said Participant from the performance of any other provision, condition or requirement herein; nor shall such waiver be deemed to be a waiver of, or in any manner a release of, said Participant from future performance of the same provision, condition or requirement. Any delay or omission of any Participant to exercise any right hereunder shall not impair the exercise of any such right, or any like right, accruing to it thereafter. No waiver of a right created by this Agreement by one or more Participants shall constitute a waiver of such right by the other Participants except as may otherwise be required by law with respect to Persons not parties hereto. The failure of one or more Participants to perform their obligations hereunder shall not release the other Participants from the performance of their obligations.

         4.7 Subject to Applicable  Laws.  This Agreement and the obligations of
             ---------------------------
the Participants hereunder are subject to all applicable laws, rules, orders and regulations of Governmental Authorities having jurisdiction and, in the event of conflict, such laws, rules, orders and regulations of Governmental Authorities having jurisdiction shall control.

         4.8  Future  Business   Activities.   Participation  in  the  Marketing
              -----------------------------
Partnership shall not in any way restrain any Participant's Affiliates in other present or future business activities, whether or not any such activity is directly or indirectly competitive with the business of the Marketing Partnership or any other Participant's Affiliates, or in any way preclude or restrict any of such Affiliates from entering into a joint venture, partnership or other business arrangement with the Marketing Partnership. No Participant's Affiliate shall under any circumstances be obliged or bound to offer or present to the Marketing Partnership any business opportunity offered to such Affiliate as a prerequisite to the acquisition of or investment in such business opportunity by such Affiliate or owe any fiduciary obligation to the Marketing Partnership or any Participant's Affiliate.

         4.9  Confidentiality.  Except as  hereinafter  provided,  the Marketing
              ---------------
Partnership and each Participant shall treat as confidential, and not disclose to any Person not authorized by the MP Management Committee to receive confidential information, any information obtained either directly or indirectly from any other Participant pursuant to this Agreement and designated by such Participant as confidential, or other confidential information developed or acquired by the MP Management Committee, unless such confidential information
(a) was already properly in the possession of the receiving Participant at the time it obtained such confidential information hereunder, (b) was or is published or otherwise is or becomes generally available to the public through no fault of such receiving Participant, (c) was or is made available to such Participant without restriction by any Person or entity which is not bound by, and does not impose, an obligation of confidentiality or use with respect thereto or (d) was or is required to be disclosed by applicable law, rule or regulation or pursuant to an order of a court or administrative body having jurisdiction. Furthermore, neither the Marketing Partnership nor any Participant shall (i) use any such confidential information (other than its own) for any purpose other than in connection with the activities of the Marketing Partnership pursuant to this Agreement or (ii) disclose, reveal or otherwise make any such confidential information (other than its own) available to any unauthorized Person without the prior written consent of the other Participants hereunder, unless such disclosure is required by operation of law or regulation. The Participants and the MP Management Committee shall establish and enforce reasonable procedures for the protection of confidential information and shall restrict disclosure of such information to as few as possible of the employees, officers, agents of each Participant and the Marketing Partnership, and only to those who need to know such information in connection with the purposes of the Marketing Partnership as set forth herein. Each Participant and the MP Management Committee shall take such reasonable and prudent steps and precautionary measures as are required to ensure compliance with this Section
4.9. by such of their employees, officers, agents, and other Persons as shall be given access to such confidential information and shall be responsible for compliance by their employees, officers, agents and such other Persons. The obligations of the Participants pursuant to this Section 4.9. shall survive the termination of this Agreement for a period of two years. The Participants agree that no adequate remedy at law exists for a material breach or threatened material breach of any of the provisions of this Section 4.9., the continuation of which unremedied will cause the injured Participant to suffer irreparable harm. Accordingly, the Participants agree that the injured Participant shall be entitled, in addition to other remedies which may be available to it, to immediate injunctive relief from any material breach of any of the provisions of this Section 4.9. and to specific performance of its rights hereunder, as well as to any other remedies available at law or in equity.

         4.10 No Third Party  Beneficiary.  Except as expressly provided in this
              ---------------------------
Agreement, nothing herein expressed or implied is intended or shall be construed to impose any obligation upon any person not a party hereto, or to confer upon or to give to any Person not a party hereto any rights or remedies under or by reason of this Agreement.

         4.11 Publicity.  Unless  otherwise  agreed,  no press releases,  public
              ---------
notices or other disclosures or publicity regarding this Agreement or the transactions contemplated thereunder shall be made except to the extent required by law or governmental regulations, and, then only after the content of such release(s), notice(s) or disclosures has been agreed upon by the Participants.

         IN WITNESS WHEREOF, the Participants have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.



Coastal Gas Marketing DirectLink Corp.           Niagara Independence Marketing
                                                    Company


By:   /s/ Donahld H. Gullquist                   By:  /s/ James A. Back
      -------------------------------                 -------------------------
Title:                                           Title:




MGS Marketing Corp.                              Williams Independence Marketing
                                                    Company


By:   /s/ Steven M. Salato                       By:  /s/ H. D. Jones II
      -------------------------------                 -------------------------
Title:   Senior Vice President                   Title:

                         Marketing Partnership Agreement
                                   Appendix A

Participant                                   Person Owning Capital
-----------                                   ---------------------


Coastal Gas Marketing DirectLink Corp.        Coastal Gas Marketing Corp.

MGS Marketing Corp.                           MidCon Gas Services Corp.

Niagara Independence Marketing Company        National Fuel Gas Company

Williams Independence Marketing Company       Williams Energy Services Company








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